                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ABR INFORMATION SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   (ABR Logo)
                          34125 U.S. HIGHWAY 19 NORTH
                           PALM HARBOR, FLORIDA 34684
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 22, 1998
                             ---------------------

To the Shareholders of ABR Information Services, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of ABR Information Services, Inc. (the "Company") will be held at the Westin Innisbrook Resort, 36750 U.S. Highway 19 North, Palm Harbor, Florida, on Tuesday, December 22, 1998 at 3:00 p.m. Eastern Standard Time for the following purposes:

          1. To elect one director to hold office until the 2001 Annual Meeting of Shareholders and until his successor is duly elected and qualified; and

          2. To transact any other business as may properly come before the Annual Meeting.

     Shareholders of record as of the close of business on October 23, 1998 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                          By Order of the Board of Directors,

                                          SUZANNE M. MACDOUGALD
                                          Secretary

November 16, 1998

             YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION
       AT THE ANNUAL MEETING, PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   (ABR LOGO)

                          34125 U.S. HIGHWAY 19 NORTH
                           PALM HARBOR, FLORIDA 34684
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection the solicitation with of proxies on behalf of the Board of Directors of ABR Information Services, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, December 22, 1998 at 3:00 p.m. Eastern Standard Time, or any adjournment thereof.

     If the accompanying proxy form ("Proxy") is completed, signed and returned, the shares represented thereby will be voted at the Annual Meeting. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Annual Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof.

     The Company's annual report on Form 10-K for the fiscal year ended July 31, 1998, together with this Proxy Statement and accompanying Proxy, are first being mailed on or about November 18, 1998 to shareholders entitled to vote at the Annual Meeting.

                         SHAREHOLDERS ENTITLED TO VOTE

     Shareholders of record as of the close of business on October 23, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date, there were 28,701,594 shares of voting Common Stock outstanding and entitled to vote. Each outstanding share of voting Common Stock, $0.01 par value per share ("Common Stock"), is entitled to one vote on all matters submitted to a vote of shareholders.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.

     Under Florida law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

     Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders which are set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

     Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Secretary of the Company written notice thereof; (ii) submitting a duly executed Proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting. Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by the Company or any of its affiliates.

     The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers and regular employees of the Company without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

                         ITEM 1:  ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEE FOR ELECTION AS A DIRECTOR AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE NOMINEE. PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS A DIRECTOR OF THE NOMINEE NAMED BELOW.

     The Company's Board of Directors is divided into three classes with the members of each class serving three-year terms expiring at the third annual meeting of shareholders after their elections. One director is to be elected at the Annual Meeting to hold office for a term of three years expiring at the 2001 Annual Meeting of Shareholders, and until his successor shall have been duly elected and qualified. In the event such nominee is unable to serve, the person designated as proxy will cast votes for such other person in his discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominee named below will be unavailable, or if elected, will decline to serve.

     Certain information is given for the nominee for director, as well as for each director whose term of office will continue after the Annual Meeting.

                                                               PRINCIPAL OCCUPATION
NAME                                   AGE                    AND OTHER INFORMATION
----                                   ---                    ---------------------
                             NOMINEE FOR DIRECTOR -- TERM TO EXPIRE 2001

Mark M. Goldman......................  56    Mr. Goldman has served as a Director of the Company (and
                                             its predecessors) since 1987. For the past five years,
                                             Mr. Goldman has served as Vice Chairman and Chief
                                             Financial Officer of Phone Programs Financial Corp.,
                                             Boca Raton, Florida, a consulting and management
                                             company.

                       DIRECTORS CONTINUING IN OFFICE -- TERMS TO EXPIRE 1999

James E. MacDougald..................  55    Mr. MacDougald has served as Chairman of the Board,
                                             President, Chief Executive Officer and a Director of the
                                             Company (including its predecessors) since 1982. From
                                             1965 to 1982, he served in various sales and sales
                                             management positions, most recently as Group Vice
                                             President of Sales with Home Life Insurance Company of
                                             New York.
Thomas F. Costello...................  57    Mr. Costello has served as a Director of the Company
                                             (including its predecessors) since 1989. For the past
                                             five years, Mr. Costello has served as Chairman and
                                             Chief Executive Officer of the Costello Group, New York,
                                             New York, an insurance and real estate brokerage
                                             company.

                       DIRECTORS CONTINUING IN OFFICE -- TERMS TO EXPIRE 2000

Suzanne M. MacDougald................  54    Mrs. MacDougald has served as Senior Vice President,
                                             Secretary and a Director of the Company (and its
                                             predecessors) since 1982.
Peter A. Sullivan....................  46    Mr. Sullivan has served as a director of the Company
                                             since September 1997. Mr. Sullivan has served as
                                             President of Arlen Corporation, Providence, Rhode
                                             Island, an insurance-related financial products sale and
                                             service company, since 1988.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Common Stock with the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and DP Index. This graph assumes that $100 was invested on May 26, 1994, the date of the Company's initial public offering. The stock price performance shown below is not necessarily indicative of future price performance.

                                                                                           NASDAQ
                                                        ABR              NASDAQ          Computer &
               Measurement Period                   Information       Stock Market          Data
             (Fiscal Year Covered)                 Services, Inc.        (U.S.)          Processing
5/26/94                                                        100               100               100
7/31/94                                                        119                99                95
7/31/95                                                        323               139               164
7/31/96                                                       1171               151               184
7/31/97                                                       1258               223               287
7/31/98                                                        808               263               380

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                               BOARD OF DIRECTORS

GENERAL

     The Board of Directors has established Audit, Compensation and Stock Option Committees. The Audit Committee, which is comprised of Messrs. Costello, Goldman and Sullivan, is responsible for recommending to the Board of Directors the appointment of independent auditors, reviewing with the independent auditors the scope of the annual audit engagement, and establishing and reviewing the Company's financial policies and control procedures. The Compensation Committee, which is comprised of Messrs. Costello, Goldman, MacDougald and Sullivan, is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses and other forms of compensation. The Stock Option Committee, which is comprised of Messrs. Costello, Goldman and Sullivan, is responsible for administering the Company's stock option plans.

     The Board of Directors held eight meetings during the fiscal year ended July 31, 1998. The Board of Directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by Florida law. The Audit Committee met three times, the Compensation Committee met two times, and the Stock Option Committee met three times. All directors attended all meetings of the Board of Directors and all Committees on which they served during the fiscal year ended July 31, 1998.

DIRECTOR COMPENSATION

     Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or committees thereof. Directors who are not executive officers of the Company receive an annual fee of $15,000, plus $1,000 for each board meeting attended and $1,000 per committee meeting attended.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During the fiscal year ended July 31, 1998, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "Commission") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except that a Form 5 reporting the grant to Peter A. Sullivan on September 12, 1997 of options to purchase 5,000 shares under the Company's 1996 Non-Employee Director Stock Option Plan was filed late. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date, with respect to: (i) each of the Company's directors; (ii) each of the Company's executive officers named in the Summary Compensation Table below; (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                              BENEFICIALLY OWNED
                                                              -------------------
NAME                                                           SHARES     PERCENT
----                                                          ---------   -------
James E. MacDougald(1)(2)(3)................................    924,947      3.2%
James P. O'Drobinak(1)(4)...................................     28,613        *
Suzanne M. MacDougald(1)(5)(6)..............................    723,930      2.5
Thomas F. Costello(7)(8)....................................    671,374      2.3
Mark M. Goldman(9)(10)......................................    281,274      1.0
Peter A. Sullivan(11).......................................     45,000        *
Capital Research Company(12)................................  3,340,000     11.6
Nationwide Investing Foundation III(13).....................  1,883,000      6.6
Directors and executive officers as a group (six
  persons)(14)..............................................  2,695,138      9.2

---------------

   * Less than 1%.
 (1) The business address of Messrs. MacDougald and O'Drobinak and Mrs. MacDougald is 34125 U.S. Highway 19 North, Palm Harbor, Florida 34684.
 (2) Excludes 723,930 shares beneficially owned by his spouse, Suzanne M. MacDougald, and reported elsewhere in this table.
 (3) Includes 244,786 shares issuable under currently exercisable options.
 (4) Includes 27,500 shares issuable under currently exercisable options.
 (5) Excludes 924,947 shares beneficially owned by her spouse, James E. MacDougald, and reported elsewhere in this table.
 (6) Includes 58,370 shares issuable under currently exercisable options.
 (7) Includes 21,250 shares issuable under currently exercisable options.
 (8) Includes 200,000 shares held by Mr. Costello's spouse.
 (9) Includes 25,700 shares held by Mr. Goldman's spouse, and 5,000 shares held by trusts over which Mr. Goldman has shared investment and voting power.
(10) Includes 21,250 shares issuable under exercisable options.
(11) Includes 5,000 shares issuable under currently exercisable options.
(12) The business address of Capital Research Company is 333 South Hope Street, Los Angeles, California 90071.
(13) The business address of Nationwide Investing Foundation III is Three Nationwide Plaza, Columbus, Ohio 43215-2220.
(14) See notes (2) to (11) above.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid to or earned by the Company's President and Chief Executive Officer and each of the Company's two other most highly compensated executive officers who earned more than $100,000 for any of the fiscal years ended July 31, 1998, 1997 and 1996.

SUMMARY COMPENSATION TABLE

                                          FISCAL                          NUMBER OF        ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY     BONUS     OPTIONS/SARS   COMPENSATION(1)
---------------------------               ------   --------   --------   ------------   ---------------
James E. MacDougald,                       1998    $190,000   $110,000      100,000         $ 5,304
  President and Chief Executive Officer    1997     190,000    310,000       80,000           4,750
                                           1996     175,000    315,000      180,000           4,396

James P. O'Drobinak,                       1998     134,000    100,000       30,000         $ 3,025
  Senior Vice President and                1997      66,000     20,000       80,000              --
  Chief Financial Officer(2)               1996          --         --           --              --

Suzanne M. MacDougald,                     1998      40,000         --           --         $ 1,117
  Senior Vice President and                1997      40,000         --           --           1,000
  Secretary                                1996      67,000     58,000       30,000          11,686

---------------

(1) Includes allocations to the accounts of the executive officers under the Company's defined contribution savings plan. See "-- Savings Plan."
(2) Mr. O'Drobinak became Senior Vice President and Chief Financial Officer of the Company on January 30, 1997.

     The following table sets forth information with respect to grants of stock options during fiscal 1998 to the executive officers named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 1998

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                      STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                           FOR OPTION TERMS
                           -------------------------------------------------------    -------------------------
                                          % OF TOTAL
                                        OPTIONS GRANTED    EXERCISE
                            OPTIONS     TO EMPLOYEES IN   PRICE PER     EXPIRATION
                           GRANTED(1)     FISCAL 1998       SHARE          DATE          5%(2)        10%(2)
                           ----------   ---------------   ----------    ----------    -----------   -----------
James E. MacDougald......    11,000           2.0%          $26.12       9/12/07      $  180,694    $  457,914
                             89,000          16.1            24.08       12/6/07       1,347,796     3,415,581
James P. O'Drobinak......    30,000           5.4            26.12       9/12/07         492,802     1,248,857
Suzanne M. MacDougald....        --            --               --            --              --            --

---------------

(1) Options granted under the Company's 1987 Plan, 1993 Plan and 1997 Plan are exercisable by the named executive officer to the extent of 25% of the shares subject to such options each year beginning one year after the date of grant subject to certain conditions.
(2) Assumes rates of Common Stock price appreciation that are prescribed by the Commission.

     The following table sets forth information with respect to the aggregate stock option exercises by the executive officers named in the Summary Compensation Table during fiscal 1998 and the year-end value of unexercised options held by such executive officers.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                          AND YEAR-END OPTIONS VALUES

                                                                                         VALUE OF UNEXERCISED
                                NUMBER OF                  NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 SHARES                     OPTIONS AT YEAR-END               YEAR-END(1)
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   --------   -----------   -------------   -----------   -------------
James E. MacDougald..........         --          --      244,786        205,000      $1,466,977     $  378,300
James P. O'Drobinak(2).......         --          --       27,500         82,500              (2)            (2)
Suzanne M. MacDougald........         --          --       58,370         26,250         525,164        136,913

---------------

(1) Represents the number of shares of Common Stock that may be acquired upon the exercise of options, multiplied by the difference between (i) the closing sales price per share of the Common Stock as of the end of fiscal 1998 ($17.50 per share) and (ii) the exercise price per share.
(2) Exercise price per share exceeded the closing sales price per share of the Common Stock as of the end of fiscal 1998.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     In March, 1994, the Company entered into one-year employment agreements with each of James E. MacDougald and Suzanne M. MacDougald. These agreements have been renewed annually, most recently in March, 1998 for an additional one-year term, and currently provide for annual base salaries of $190,000 and $40,000, respectively. Each employment agreement provides that, the executive officer will not, in the event of any covered termination where the executive is entitled to, and is granted by the Company's Board of Directors, accrued benefits and the termination payment during a period of not less than one year nor more than two years following termination of employment, as determined by the Company's Board of Directors, in any area in which the Company's business is then conducted, directly or indirectly compete with the Company, or participate as an officer, employee, partner, director or otherwise, or have any financial interest, in any business that is in competition with the business of the Company, subject to certain limitations. Each employment agreement automatically renews for successive one-year terms unless terminated by either party, and provides that if the employment agreement is terminated for any reason other than the executive officer's death or disability, or for cause (as defined therein), the Company will pay the executive officer severance during the period following termination of employment in which the executive officer is required not to compete with the Company, based on the executive officer's annual base salary during the year of termination. Such severance payment may, upon the executive officer's election, be paid in one lump sum. Under each employment agreement, the executive officer is entitled to participate in such bonus programs and other benefit plans as are generally made available to senior management of the Company.

     The Company also has an employment and severance agreement with each of Mr. MacDougald and James P. O'Drobinak. Each of these agreements provides, among other things, that the executive officer is entitled to benefits if, within three years after a "change in control of the Company," the officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer due to a material breach of the agreement by the Company or a significant change in the officer's responsibilities. The benefits provided are:
(i) a cash termination payment of up to three times the sum of the executive officer's annual salary at the time of termination and his average annual bonus during the three years before the termination and (ii) continuation for up to three years of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination. Among other situations, a "change of control of the Company" will be deemed to have occurred for purposes of the agreement if: (i) a person (other than with respect to an employee benefit plan of the Company) becomes the beneficial owner of 50% or more of the voting power of the Company's securities; (ii) at any time one-half or more of the directors of the Company are not Continuing Directors (as defined in the agreements); (iii) there is consummated any merger of the Company or share exchange involving the Company, whether or not the Company is the surviving corporation and/or pursuant to which shares of Common Stock are converted into cash, securities or other property, unless the holders of Common Stock receive at least 50% of the voting power of the voting Common Stock of the surviving corporation immediately after the merger or share exchange; (iv) the Company sells or otherwise disposes of all or substantially all of its assets; or (v) the shareholders of the Company approve a plan of liquidation or dissolution for the Company. The agreement provides that if any portion of the benefits under the agreement or under any other agreement for the officer would constitute an "excess parachute payment" for purposes of the Internal Revenue Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he could receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code. Any benefits payable under Mr. MacDougald's employment and severance agreement are in lieu of the severance payments that may be due under his employment agreement.

INCENTIVE BONUS PLAN

     Effective August 1, 1993, the Company adopted an Incentive Bonus Plan (the "Incentive Bonus Plan"), which provides for the discretionary payment of annual incentive awards to key employees pursuant to a formula related to the Company's pre-tax profits (income before income taxes), based on the attainment of pre-established goals related to the Company's pre-tax margin (income before income taxes divided by revenues) and its revenue growth (based on annual increases in revenues). Payments under the Incentive Bonus Plan are discretionary, based on the determination of the Board of Directors of the Company, and are subject to certain limitations as provided in the Incentive Bonus Plan. Quarterly advances against estimated annual payments may be made at the Company's discretion. No bonus can be earned under the Incentive Bonus Plan in any fiscal year unless the Company's revenues increase by at least 20% over the prior fiscal year, and the Company's pre-tax margin is at least 16%, including the effect of the bonus on pre-tax margin. The maximum amount of the bonus pool in any fiscal year is limited to the amount that would be determined if revenue growth were 50% over the prior fiscal year, and the pre-tax margin is 20%, including the effect of the bonus on pre-tax margin.

SAVINGS PLAN

     Effective January 1, 1992, the Company established a defined contribution savings plan (the "Savings Plan") covering substantially all employees. The Savings Plan consists of an employee elective contribution and a company matching contribution for each eligible participant. The Company's matching contribution is determined by the Board of Directors on a discretionary basis. The Company's contributions under the Savings Plan in fiscal 1998, 1997 and 1996 were approximately $357,054, $261,944 and $167,969, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James E. MacDougald, the Company's Chairman of the Board, President and Chief Executive Officer, is a member of the Compensation Committee of the Board of Directors. As a result, Mr. MacDougald participated in deliberations regarding the compensation to be paid to executive officers of the Company during fiscal 1998, 1997 and 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Under the rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company's chief executive officer and its executive officers. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE ROLE

     The Compensation Committee of the Board of Directors and the Stock Option Committee are responsible for separate aspects of the Company's compensation program for its executive officers, including the named executive officers. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Compensation Committee is also responsible for overseeing other forms of cash compensation and benefits to other senior officers. The Compensation Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters. The Stock Option Committee is responsible for making stock option grants under the Company's stock option plans to executive officers of the Company.

COMPENSATION PHILOSOPHY

     The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

     The Compensation Committee monitors the operation of the Company's executive compensation policies. In August, 1993, the Company implemented the recommendations of independent compensation consultants that were retained by the Company to assess the effectiveness of the Company's executive compensation programs by comparing the Company's compensation programs to various other information services companies and other companies with similar growth characteristics to those of the Company. Key elements of the Company's compensation program consists of base salary, discretionary annual cash bonuses and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits and contributions made by the Company under the Company's Savings Plan. See "Executive Compensation -- Savings Plan."

     Base Salaries. The Company has established competitive annual base salaries for all executive officers, including the named executive officers. The Company has entered into one-year employment agreements with James E. MacDougald, President and Chief Executive Officer, and Suzanne M. MacDougald, Senior Vice President and Secretary. Each employment agreement automatically renews for successive one-year terms unless terminated by either party. See "Executive Compensation -- Employment Agreements." The annual base salaries for each of the Company's executive officers, including the Company's chief executive officer, reflect both the recommendations of the Company's compensation consultants and the subjective judgment of the Compensation Committee based on the consideration of the executive officer's position with the Company, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company.

     Mr. MacDougald's annual base salary as the Company's chief executive officer is currently $190,000. The Compensation Committee believes that this annual base salary is consistent with the salary range established for this position based on the Company's discussions with outside consultants, the factors noted above and Mr. MacDougald's prior experience and managerial expertise, his knowledge of the Company's operations and the industry in which it operates.

     Annual Bonus. The Company's executive officers are eligible for an annual cash bonus under the Company's Incentive Bonus Plan, which was implemented based on its discussions with independent compensation consultants in August, 1993. The Incentive Bonus Plan provides for the discretionary payment of annual incentive awards to key employees, including executive officers of the Company, pursuant to a formula related to the Company's pre-tax profits (income before income taxes), based on the attainment of
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

preestablished goals related to the Company's pre-tax margin (income before income taxes divided by revenues) and its revenue growth (based on annual increases in revenues). Payments under the Incentive Bonus Plan are discretionary, and are subject to certain limitations as provided in the Incentive Bonus Plan.

     The amount of the cash bonus paid to Mr. MacDougald as the Company's chief executive officer under the Incentive Bonus Plan was $110,000 for the fiscal year ended July 31, 1998, and was determined in accordance with the provisions of the Incentive Bonus Plan.

     Stock Options. Under the Company's 1987 Stock Option Plan, 1993 Stock Option Plan and 1997 Stock Option Plan (together, the "Plans"), stock options may be granted to key employees, including executive officers of the Company. The Plans are administered by the Stock Option Committee in accordance with the requirements of Rule 16b-3.

     During the fiscal year ended July 31, 1998, options to purchase 100,000 shares of Common Stock under the Plans were granted to Mr. MacDougald. The principal factors considered in determining the granting of stock options to executive officers of the Company, including the Company's chief executive officer, were the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities and his or her contributions toward the Company's attainment of strategic goals.

SECTION 162(m) LIMITATIONS

     Under Section 162(m) of the Internal Revenue Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

                             COMPENSATION COMMITTEE

                               Thomas F. Costello
                                Mark M. Goldman
                              James E. MacDougald
                               Peter A. Sullivan

SEPTEMBER 3, 1998

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Grant Thornton LLP as the Company's independent auditors for fiscal 1999. A representative of Grant Thornton LLP will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and may make a statement if he or she so desires.

                             SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its

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

1999 Annual Meeting of Shareholders is July 19, 1999. Notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and may not be properly brought before the 1999 Annual Meeting by a shareholder, if received by the Company after July 19, 1999.

                                 OTHER MATTERS

     Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                          By Order of the Board of Directors,

                                          SUZANNE M. MACDOUGALD
                                          Secretary

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
                                                                        APPENDIX


                     1998 ANNUAL MEETING OF SHAREHOLDERS OF
                         ABR INFORMATION SERVICES, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

    The undersigned hereby appoints James E. MacDougald as proxy, with full power of substitution, to represent and to vote all shares of voting common stock of ABR INFORMATION SERVICES, INC., a Florida corporation (the "Company"), at the Annual Meeting of Shareholders of the Company to be held on Tuesday, December 22, 1998, at 3:00 p.m., EST, and at any adjournment thereof, hereby revoking any and all heretofore given:

1.  Election of director:

   [ ] FOR THE ELECTION OF MARK M. GOLDMAN for term expiring in 2001 (the
       "Nominee")

   [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE

2. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting.

                  (continued and to be signed on reverse side)

                          (continued from other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE.

                                                  DATED:                  , 1998
                                                        ------------------

                                                  ------------------------------
                                                  Signature of Shareholder

                                                  ------------------------------
                                                  Signature of Shareholder if
                                                  held jointly

    Please sign exactly as your name appears hereon. If shares owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                        ENCLOSED POSTAGE PAID ENVELOPE.